U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Affordable Telecommunications Technology Corporation

Texas	76-0548546
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer identification No.)

6227 Southwest Freeway, Houston, TX 77074, (713) 988-8884
(Address of Principal Executive Offices)

ADVISORY AND CONSULTING AGREEMENTS
(Full title of plan)

Steven H. Bethke, President
6227 Southwest Freeway, Houston, TX 77074
(713) 988-8884

Copy to:
Rebecca Wilson, Esq.
2961 W. MacArthur Blvd, Suite 120
Santa Ana, CA 92704
(714) 850-3356 (714) 850-3368 fax

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum Offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value .01)	4,400,000	$0.05	$220,000	$55.00
(1) The amount being registered includes an indeterminate number of shares of Common Stock, which may be issuable as a result of stock splits, stock dividends and other events, in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the amount of registration fee. Such estimate has been computed in accordance with Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, as amended, based upon the option exercise price of $.05 per share applicable to 4,000,000 shares underlying options granted to consultants and the average closing bid price of the shares during the five day period prior to June 4, 2001 applicable to the 250,000 shares issued for services.

PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Registrant, Affordable Telecommunications Technology Corporation, a Texas corporation (the "Company" or "Registrant"), has entered into consulting agreements with certain persons to provide the Company with management, marketing, consulting, strategic planning and other services related to its business. Each of the agreements, which are attached as exhibits to this registration statement, provide for the grant of options exercisable to purchase shares of the Company’s common stock, par value $0.01 per share (the "Shares") during the period ending May 30, 2002, as follows: options to purchase 1,000,000 Shares by Stephen J. Fryer; options to purchase 500,000 Shares by David Livingston; options to purchase 750,000 Shares by Jay Chung; options to purchase 500,000 Shares by Rebecca Wilson, Esq.; and options to purchase 250,000 Shares by Dave Hiersekorn. In addition, this registration statement provides for the issuance of a total of 400,000 Shares for corporate securities compliance services on a continuing basis to the Company and its subsidiaries, including preparation and filing of all of the Company’s reports under the Securities Exchange Act of 1934 (the "Exchange Act"). These Shares are being issued 160,000 Shares to Thomas J. Craft, Jr., Esq., 160,000 Shares to Richard Rubin and 80,000 Shares to Ivo Heiden.

Item 2. Registrant Information and Employee Plan Annual Information.

Not applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Affordable Telecommunications Technology Corporation with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) the Company’s Annual Report on Form 10-KSB under the Exchange Act for the fiscal year ended December 31, 2000 (Commission File No. 0-28175):

(b) all other reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Exchange Act since December 31, 2000 through the date hereof; and

(c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Reference is made to Registrant’s Proxy Statement on Schedule 14A filed with the Commission on December 9, 2000.

Item 5. Interests of Named Experts and Counsel

The validity of the Shares issuable by the Registrant under this registration statement has been passed upon for the Registrant by Rebecca Wilson, Esq., 2961 W. MacArthur Blvd., Suite 120, Santa Ana, CA 92704. Ms. Wilson does not own any Shares but has been granted options to purchase 500,000 Shares as disclosed above. The fair market value of the options, based upon the exercise price of $.05 per Share, and the present market price of the Registrant’s Shares, is less than $50,000 under Item 509 of Regulation SB.

Item 6. Indemnification of Directors and Officer

The Articles of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Articles of Incorporation also provides as follows: The Company shall indemnify its directors, officers and employees as follows: (a) Every director, officer, or employee of the Company shall be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may become involved, by reason of his being or having been a director, officer employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company partnership, joint venture trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. (b) The Company shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law. (c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions regarding indemnification as set forth in the Company’s Articles of Incorporation.

Commission Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The Exhibits to this registration statement are listed in the index to Exhibits on page ____.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (Section 239.16b of Regulation S-K) and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 4, 2001.

Affordable Telecommunications Technology Corp.

By: /s/ Steven H. Bethke

Steven H. Bethke, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven H. Bethke	President & Chairman	June 4, 2001
Steven H. Bethke

INDEX TO EXHIBITS

4(a)-(e) Advisory and Consulting Agreements

5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

23.1 Consent of Independent Public Accountants.

23.2 Consent of Counsel (included as part of Exhibit 5.1)

Exhibit 4.1

Advisory and Consulting Agreements

Exhibit Number of Shares/Options

4.1 (a) 1,000,000 Shares Underlying Options

4.1 (b) 500,000 Shares Underlying Options

4.1 (c) 750,000 Shares Underlying Options

4.1 (d) 500,000 Shares Underlying Options

4.1 (e) 250,000 Shares Underlying Options

Exhibit 4.1 (a)

CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement") made as of June 1, 2001, by and between Stephen J. Fryer, 2201 Alta Vista, Newport Beach, CA 92660, ("Consultant") and Affordable Telecommunications Technology Corp., with offices at 6227 Southwest Freeway, Houston, TX 77074 (the "Company").

WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 30, 2002, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

3. SERVICES.

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

(b) The implementation of a domestic marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

(c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

(d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

(e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

4. DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5. COMPENSATION.

The Company will immediately grant Consultant the option to purchase 1,000,000 shares of the Company's Common Stock with an exercise price at $0.05 per share, which option shall expire on May 30, 2002 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

6. REPRESENTATION AND INDEMNIFICATION.

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. MISCELLANEOUS.

Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The options under this Agreement are assignable at the discretion of the Consultant with the written consent of the Company, and consistent with the applicable securities laws.

Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Affordable Telecommunications Technology Corp.	CONSULTANT
/s/ Steven H. Bethke	/s/Stephen J. Fryer
Steven H. Bethke, President	Stephen J. Fryer

Exhibit 4.1 (b)

CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement") made as of June 1, 2001 by and between David Livingston, 1372 Apsley Rd., Santa Ana, CA 92705. ("Consultant") and Affordable Telecommunications Technology Corp., with offices at 6227 Southwest Freeway, Houston, TX 77074 (the "Company").

WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 30, 2002 unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

3. SERVICES.

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

(b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

(c) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof.

(d) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock private or public financing.

(e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

4. DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5. COMPENSATION.

The Company will immediately grant Consultant the option to purchase 500,000 shares of the Company's Common Stock at $0.05 per share, which options shall expire on May 30, 2002 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

6. REPRESENTATION AND INDEMNIFICATION.

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. MISCELLANEOUS.

Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The options under this Agreement are assignable at the discretion of the Consultant with the written consent of the Company, and consistent with the applicable securities laws.

Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Affordable Telecommunications Corp.	CONSULTANT
/s/ Steven H. Bethke	/s/David Livingston
Steven H. Bethke, President	David Livingston

Exhibit 4.1 ( c )

CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement") made as of June 1, 2001, by and between Jay Chung, 2791 W. MacArthur Blvd., # 168, Santa Ana, CA 92704, ("Consultant") and Affordable Telecommunications Technology Corp., with offices at 6227 Southwest Freeway, Houston, TX 77074 (the "Company").

WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 30, 2002, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

3. SERVICES.

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, contracts, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

(b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

(c) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof.

(d) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock private or public financing

4. DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5. COMPENSATION.

The Company will immediately grant Consultant the option to purchase 750,000 shares of the Company's Common Stock with the exercise price at $0.05 per share, which option shall expire on May 30, 2002 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

6. REPRESENTATION AND INDEMNIFICATION.

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. MISCELLANEOUS.

Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The options under this Agreement are assignable at the discretion of the Consultant with the written consent of the Company, and consistent with the applicable securities laws.

Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Affordable Telecommunications Technology Corp.	CONSULTANT
/s/ Steven H. Bethke	/s/ Jay Chung
Steven H. Bethke, President	Jay Chung

Exhibit 4.1 ( d )

CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement") made as of June 1, 2001, by and between Rebecca Wilson, 2781 W. MacArthur Blvd., Santa Ana, CA 92704, ("Consultant") and Affordable Telecommunications Technology Corp. with offices at 6227 Southwest Freeway, Houston, TX 77074 (the "Company").

WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 30, 2002, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

3. SERVICES.

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, contracts, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

(b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

(c) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof.

(d) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock private or public financing

4. DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5. COMPENSATION.

The Company will immediately grant Consultant the option to purchase 500,000 shares of the Company's Common Stock with the exercise price at $0.05 per share, which option shall expire on May 30, 2002 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

6. REPRESENTATION AND INDEMNIFICATION.

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. MISCELLANEOUS.

Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The options under this Agreement are assignable at the discretion of the Consultant with the written consent of the Company, and consistent with the applicable securities laws.

Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Affordable Telecommunications Technology Corp.	CONSULTANT
/s/ Steven H. Bethke	/s/ Rebecca Wilson
Steven H. Bethke, President	Rebecca Wilson

Exhibit 4.1 ( e )

CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement") made as of June 1, 2001, by and between Dave Hiersekorn, 13100 Chapman Ave., #3-307, Garden Grove, CA 92804, ("Consultant") and Affordable Telecommunications Technology Corp. with offices at 6227 Southwest Freeway, Houston, TX 77074 (the "Company").

WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 30, 2002, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

3. SERVICES.

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, contracts, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

(b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

(c) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof.

(d) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock private or public financing

4. DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5. COMPENSATION.

The Company will immediately grant Consultant the option to purchase 250,000 shares of the Company's Common Stock with the exercise price at $0.05 per share, which option shall expire on May 30, 2002 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

6. REPRESENTATION AND INDEMNIFICATION.

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. MISCELLANEOUS.

Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The options under this Agreement are assignable at the discretion of the Consultant with the written consent of the Company, and consistent with the applicable securities laws.

Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Affordable Telecommunications Technology Corp.	CONSULTANT
/s/ Steven H. Bethke	/s/ Dave Hiersekorn
Steven H. Bethke, President	Dave Hiersekorn

Exhibit 5.1

Rebecca Wilson
Attorney at Law
2961W. MacArthur, Suite 120
Santa Ana, CA 92704
(714) 850-3356 / (714) 850-3368 (fax)

June 1, 2001
US Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549
Re: Affordable Telecommunications Technology Corp.
Commission File # 0-28715
Registration Statement on Form S-8

Gentleman:

I have acted as counsel for Affordable Telecommunications Technology Corp. (the "Company"), in connection with the preparation and filing of the Company’s Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 4,400,000 shares of the Company’s common stock, par value $.01, (the "Common Stock"), 4,000,000 shares issuable pursuant to the Company’s Advisory and Consultants Agreements (the "Plan") and 400,000 shares issuable for bona fide corporate securities compliance services to the Company.

I have examined the Articles of Incorporation, as amended, and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable in the Registration Statement are duly authorized and, when issued in accordance with the Plan and under the Registration Statement, will be validly issued, fully paid and nonassessable.

Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Rebecca Wilson

Rebecca Wilson, Esq.

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We previously issued our report dated March 28, 2001 accompanying the financial statements of Affordable Telecommunications Technology Corp. (the "Registrant") for the year ended December 31, 2000 filed with the Registrants Annual Report on Form 10-KSB. We hereby consent to the incorporation by reference of said report in the filing of the registration statement on Form S-8 with the Securities and Exchange Commission by the Registrant.

/s/ Liebman, Goldberg & Drogin, LLP, Certified Public Accountants

Liebman, Goldberg & Drogin, LLP

June 4, 2001